UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENTREPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2005

Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9614	51-0291762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Benchmark Road Avon, Colorado		81620
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(970) 845-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2005, VAMHC, Inc. (“VAMHC”), a subsidiary of Vail Resorts, Inc. (the “Company”), agreed to sell the assets constituting  the Vail Marriott Mountain Resort and Spa (the “Vail Marriott”) to DiamondRock Hospitality Limited Partnership (“DiamondRock”) for $62 million, subject to certain adjustments to be determined at closing, pursuant to a purchase and sale agreement between VAMHC and DiamondRock (the “Agreement”).  The transaction, currently expected to close in June 2005, is subject to customary closing conditions.  After the sale of the Vail Marriott to DiamondRock, the Company will continue to manage the Vail Marriott pursuant to a management agreement with DiamondRock.

Item 8.01. Other Events.

On May 16, 2005, the Company issued a press release announcing the sale of the Vail Marriott. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release, dated May 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2005		Vail Resorts, Inc.
	By:	/s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Vice President and Chief Financial Officer